Exhibit 23.1
                                                                   ------------

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-71026) and related Prospectus of Synaptic Pharmaceutical Corporation for the registration of 7,564,584 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 2001, with respect to the financial statements of Synaptic Pharmaceutical Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.





                                              /s/ Ernst & Young



MetroPark, New Jersey
February 13, 2002